UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, Katrona Tyrrell entered into a Transition and Separation Agreement (the “Transition Agreement”) with FARO Technologies, Inc. (the “Company”). Pursuant to the Transition Agreement, Ms. Tyrrell resigned from her position as Chief People Officer, Senior Vice President, Human Resources and from any other positions or appointments she may hold with the Company or its affiliates, in each case, effective June 28, 2021.

The Transition Agreement provides, among other things, that (a) Ms. Tyrrell will serve as an at-will employee of the Company through July 2, 2021 (the “Transition Period”), which Transition Period automatically continues unless either party provides 10 days’ advanced written notice of its intention to end the Transition Period, in order to facilitate an effective transition, (b) the Company will continue to pay Ms. Tyrrell her current base salary of $298,981 per annum during the Transition Period, (c) consistent with the Company’s severance obligations to Ms. Tyrrell set forth in the Executive Severance Plan, the Company will continue to pay Ms. Tyrrell her existing base salary of $298,981, payable in biweekly installments over a period of 12 months following the expiration of the Transition Period, (d) any restricted stock units held by Ms. Tyrrell will become fully vested and will immediately convert to shares of the Company’s common stock as of the effective date of the release of claims in favor of the Company (the “Release") signed by Ms. Tyrrell in connection with the Transition Agreement, (e) any shares subject to outstanding unvested stock options held by Ms. Tyrrell will become fully vested and exercisable as of the effective date of the Release, (f) the Company shall cover the costs of COBRA from the end of the Transition Period through September 30, 2021, and thereafter, if Ms. Tyrrell continues to elect COBRA, the Company shall pay or reimburse Ms. Tyrrell for the premium for Ms. Tyrrell and her covered dependents through the earlier of September 30, 2022 and the date on which she and her covered dependents become eligible for healthcare coverage under another employer’s plan(s), (g) Ms. Tyrrell will comply with certain confidentiality, non-disparagement and other obligations and (h) assuming Ms. Tyrrell complies with certain of her obligations under the Transition Agreement to the reasonable satisfaction of the Company’s CEO, the Company will pay Ms. Tyrrell an additional lump sum payment of $40,000 less taxes and withholdings.

This summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Separation Agreement by and between FARO Technologies, Inc. and Katrona Tyrrell dated June 28, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

July 2, 2021	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)